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                                  PROMISSORY NOTE

$174,130                                               Oklahoma City, Oklahoma
                                                               January 5, 1998

   FOR VALUE RECEIVED, RAM Energy, Inc. a Delaware corporation ("Maker"), hereby promises to pay to __________________________ ("Payee"); at the address furnished in writing to Maker by Payee for such purpose, of if no address is so furnished, at the last known address of Payee as it appears in the corporate records of Maker, the principal sum of One Hundred Seventy-Four Thousand One Hundred Thirty and no/100 Dollars ($174,130), together with interest at the rate of eight percent (8%) per annum on the unpaid principal amount thereof outstanding from and after the time Payee has complied with Conditions to Payment (i) and (ii) below (and during the time Condition to Payment (iii) below is satisfied) and until said principal amount shall be paid in full.

   This Promissory Note (this "Note") is issued pursuant to that certain Notice of Redemption of RAMCO Operating Company Series B Preferred Stock (the "Notice of Redemption"), issued December 23, 1997. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Notice of Redemption.

   Provided that all Conditions for Payment are satisfied and written notice of satisfaction of Conditions (i) and (ii) below is given to Maker by Payee, this Note shall be due and payable in full on February 10, 1998. Maker shall have the right to prepay this Note without premium or penalty.

   The Conditions to Payment of this Note are (i) execution by Payee and delivery to Union Bank of a Limited Guaranty, (ii) Payee's furnishing to Union Bank such additional information or collateral as may be required by the terms of the Limited Guaranty or as agreed to by Union Bank, and (iii) the Banks under the Credit Agreement shall not have declared the Obligations (as defined in the Credit Agreement) to be forthwith due and payable, or if so declared, all of such Obligations shall have been paid in full or the notice of acceleration withdrawn. Payment of this Note is expressly subordinated to payment of the Obligations in the event the Condition to Payment described at
(iii) above is not satisfied at the time payment is due and shall remain so subordinated until such time as said Condition is satisfied. The Conditions to Payment described at (i) and (ii) above may be waived in the sole discretion of the Maker.

   Maker hereby waives presentment, protest, notice of protest, notice of dishonor, diligence of collection and any and all other notices (except as expressly provided herein) and defenses under this Note other than payment. This Note shall be governed by and construed and enforced in accordance with the laws

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of the State of Oklahoma. All payments hereunder shall be deemed made when received if delivered in person or by courier or wire transfer, or, if mailed by first class mail, postage prepaid, addressed to Payee at the address provided above for payment.

   IN WITNESS WHEREOF, Maker has executed and delivered this Note at Oklahoma City, Oklahoma, as of the date first above written.


                                       RAM Energy, Inc. a Delaware
                                       corporation


                                       By
                                           -----------------------------------
                                           Vice President





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